                                                                 EXHIBIT (D)(40)

                                     FORM OF
                        SUB-INVESTMENT ADVISORY AGREEMENT
                       BETWEEN ASTON ASSET MANAGEMENT LLC
                       AND TAPLIN, CANIDA & HABACHT, INC.

     SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made this __ day of _______, 2006 by and between ASTON ASSET MANAGEMENT LLC(hereinafter referred to as the "Investment Adviser") and Taplin, Canida & Habacht, Inc. (hereinafter referred to as the "Sub-Adviser"), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

                                   WITNESSETH:

     WHEREAS, the Investment Adviser has been retained by Aston Funds, a Delaware statutory trust (the "Trust"), a registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") to provide investment advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a "Fund" and collectively, the "Funds" of the Trust);

     WHEREAS, the Investment Adviser wishes to enter into a contract with the Sub-Adviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments with respect to such portion of the Funds' assets as shall be allocated to the Sub-Adviser by the Investment Adviser from time to time (the "Allocated Assets"), subject to oversight by the Trustees of the Trust and the supervision of the Investment Adviser.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

     1. In accordance with the Investment Advisory Agreement between the Trust and the Investment Adviser ("Investment Advisory Agreement") with respect to the Funds, the Investment Adviser hereby appoints the Sub-Adviser to act as Sub-Adviser with respect to the Allocated Assets for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services set forth herein, for the compensation provided herein.

     2. As compensation for the services enumerated herein, the Investment Adviser will pay the Sub-Adviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears based on the average daily net assets of the Fund, at the annual rate as set forth in Schedule B hereto. For the purposes of this Agreement, a Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus (as used herein this term includes the related Statement of Additional Information).

     If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Sub-Adviser's compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.

     3. This Agreement shall become effective with respect to a Fund as of the date set forth opposite the Fund's name as set forth on Schedule A hereto (the "Effective Date"), provided that it has been approved by the Trustees of the Trust in accordance with the provisions of the 1940 Act and the rules thereunder and, if so required by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

     4. This Agreement shall continue in effect for the initial term set forth in Schedule A. It shall be renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Sub-Adviser for successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust's Trustees, who are not parties to such Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate automatically with respect to a Fund without the payment of any penalty upon termination of the Investment Advisory Agreement relating to a Fund (accompanied by simultaneous notice to the Sub-Adviser) or upon sixty days' written notice to the Sub-Adviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the 1940 Act, have terminated this Agreement. This Agreement may also be terminated by the Sub-Adviser with respect to a Fund without penalty upon sixty days' written notice to the Investment Adviser and the Trust.

     This Agreement shall terminate automatically with respect to a Fund in the event of its assignment or, upon notice thereof to the Sub-Adviser, the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the 1940 Act (in each case as the term "assignment" is defined in Section 2(a)(4) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation, order or interpretive guidance).

     5. Subject to the oversight of the Board of Trustees of the Trust and the Investment Adviser, the Sub-Adviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine from time to time what securities and other investments will be purchased, retained or sold. The Sub-Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus, as provided to the Sub-Adviser by the Investment Adviser. The Sub-Adviser further agrees that, in all matters relating to the performance of this Agreement, it:

          (a) shall act in conformity with the Trust's Declaration of Trust, By-Laws and currently effective registration statements under the 1940 Act and the Securities Act of 1933 and any amendments or supplements thereto (the "Registration Statements") and with the written policies, procedures and guidelines of each Fund, and written instructions and directions of the

Trustees of the Trust and shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940 and the rules thereunder, and all other applicable federal and state laws and regulations. The Trust agrees to provide Sub-Adviser with copies of the Trust's Declaration of Trust, By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and any amendments or supplements to any of them at, or, if practicable, before the time such materials, instructions or directives become effective.

          (b) will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for each Fund, provided that the Sub-Adviser will not pay for or provide a credit with respect to any research provided to it in accordance with
Section 5(c);

          (c) will place orders pursuant to its investment determinations for each Fund either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best overall price and the most favorable execution of its orders. Subject to policies established by the Trustees of the Trust and communicated to the Sub-Adviser, it is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of a Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion.

          (d) will review the daily valuation of securities owned by the Allocated Assets of each Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Sub-Adviser, and will promptly notify the Trust and the Investment Adviser if the Sub-Adviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Sub-Adviser is not required by this sub-paragraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities.

          (e) unless otherwise instructed, will be responsible for voting all proxies of each Fund in accordance with the Proxy Voting Policies and Guidelines of Sub-Adviser (the "Proxy Policy"), provided that such Proxy Policy and any amendments thereto are furnished to the Trust.

          (f) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and reports reasonably required by them and reasonably available to the Sub-Adviser relating to the services provided by the Sub-Adviser hereunder.

          (g) will maintain books and records with respect to the securities transactions for the Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the Investment Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Adviser all of the Sub-Adviser's reports to the Trust's Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

     6. The Investment Adviser or its affiliates may, from time to time, engage other sub-advisers to advise other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a "Sub-Advised Fund"). The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

     7. Sub-Adviser agrees with respect to the services provided to each Fund that it:

          (a) will promptly communicate to the Investment Adviser such information relating to Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the Sub-Adviser; and

          (b) will treat confidentially and as proprietary information of the Trust all records and other information relative to each Fund and its prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Sub-Adviser is advised by counsel that the Sub-Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     8. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, that Sub-Adviser may retain copies thereof at its own expense. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act relating to transactions placed by Sub-Adviser for the Fund. Sub-Adviser further agrees to maintain each Fund's proxy voting record with respect to the Allocated Assets in a form mutually agreeable between the parties and which contains the information required by Form N-PX under the 1940 Act.

     9. It is expressly understood and agreed that the services to be rendered by the Sub-Adviser to the Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby. In addition, but without limiting any separate agreement between the Sub-Adviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Sub-Adviser who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     10. The Investment Adviser agrees that it will furnish currently to the Sub-Adviser all information with reference to each Fund and the Trust that is reasonably necessary to permit the Sub-Adviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Sub-Adviser procedures consistent with the Trust's contract with each Fund's custodian from time to time (the "Custodian"), and reasonably satisfactory to Sub-Adviser, for consummation of portfolio transactions for each Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Sub-Adviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

     11. The Sub-Adviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Sub-Adviser of its duties under this agreement except that nothing herein contained shall be construed to protect the Sub-Adviser against any liability by reason of the Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

     12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.

     13. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.

     14. Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

     To the Investment Adviser at:

          Aston Asset Management LLC

          ___________________________

          ___________________________

          Attn: _____________________

          Facsimile: ________________

     To the Sub-Adviser at:

          ___________________________

          ___________________________

          Attn: _____________________

          Facsimile: ________________

     To a Fund or the Trust at:

          _____________________ Funds

          ___________________________

          Attn: _____________________

          Facsimile: ________________

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.

     15. The Sub-Adviser agrees that for any claim by it against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 ASTON ASSET MANAGEMENT LLC


                                        By:
-------------------------------------       ------------------------------------


ATTEST:                                 TAPLIN, CANIDA & HABACHT, INC.


                                        By:
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                                   SCHEDULE A

                FUND                   EFFECTIVE DATE   INITIAL TERM
                ----                   --------------   ------------
Aston/TCH Investment Grade Bond Fund                       2 Years
Aston/TCH Fixed Income Fund                                2 Years
Aston Balanced Fund                                        2 Years

                                   SCHEDULE B

                FUND                   SUBADVISORY FEE RATE
                ----                   --------------------
Aston/TCH Investment Grade Bond Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund